Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet at March 31, 2012 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012, and for the year ended December 31, 2011 presented herein are based on the historical financial statements of Innovative Food Holdings, Inc.  (“Innovative”) and Artisan Specialty Foods, Inc. (“Artisan”)  after giving effect to Innovative’s acquisition of Artisan and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

The unaudited condensed combined pro forma balance sheet data assume that the acquisition took place on March 31, 2012 and combine Innovative’s consolidated balance sheet as of March 31, 2012 with Artisan’s balance sheet as of March 31, 2012.

The unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2012 combine the historical unaudited consolidated statement of operations of Innovative for the three months ended March 31, 2012 with the unaudited statement of operations of Artisan for the three months ended March 31, 2012. The unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2012 give effect to the merger as if it occurred on January 1, 2012.

The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2011 combine the historical consolidated statement of operations of Innovative for the year ended December 31, 2011 with the unaudited consolidated statement of operations of Artisan for the twelve months ended December 31, 2011. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2011 give effect to the merger as if it occurred on January 1, 2011.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Artisan. The final allocation of the purchase price will be determined after the completion of the acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Artisan is subject to revision as more detailed analysis is completed and additional information on the fair values of Artisan’s assets and liabilities becomes available. Any change in the fair value of the net assets of Artisan will change the amount of the purchase price allocable to goodwill. Additionally, changes in Artisan’s working capital, including the results of operations from March 31, 2012 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition. In addition, as explained in more detail in the notes to the unaudited pro forma condensed combined financial statements, the acquisition date fair values of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements are subject to adjustment to reflect, among other things, the actual closing date, and may vary significantly from the actual amounts that will be recorded upon completion of the acquisition method accounting.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Artisan (contained elsewhere in this Form 8-K), and Innovative’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2012. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 2 below, which includes the numbered notes that are marked in those financial statements.

Innovative Foods, Inc. effected a 1-for-50 reverse split of its common stock effective June 13, 2012.  The pro forma statements of operations for the three months ended March 31, 2012, the twelve months ended December 31, 2011, and the balance sheet as of March 31, 2012 have been restated for the effects of this reverse stock split.

Innovative Food Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2012

	Innovative Food Holdings, Inc. and Subsidiaries	Artisan Foods, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$818,164	$75,705	$(120,000)	(1)	$773,869
Accounts receivable, net	506,545	355,943	-		862,488
Inventory	25,342	419,759	-		445,101
Other current assets	5,420	-			5,420
Total current assets	1,355,471	851,407	(120,000)		2,086,878

Goodwill and other intangibles	-	-	1,218,828	(2)	1,218,828
Property and equipment, net	15,345	74,899	-		90,244

Total assets	$1,370,816	$926,306	$1,098,828		$3,395,950

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
Line of Credit	$-	$711,121	(711,121)	(16)	-
Accounts payable and accrued liabilities	898,763	609,299			1,508,062
Accrued liabilities - related parties	87,780	-			87,780
Accrued interest, net	677,555	-			677,555
Accrued interest, related parties, net	31,999	-			31,999
Notes payable, current portion - net of discount	962,982	-	243,559	(3)	1,206,541
Notes payable - related parties, net of discount	130,500	-			130,500
Capital lease payable - current	-	2,821			2,821
Contingent purchase price – current	-	-	150,000	(4)	150,000
Warrant liability	694,835	-	609,004	(5)	1,303,839
Options liability	216,770	-			216,770
Conversion option liability	1,604,150	-	227,437	(6)	1,831,587
Total current liabilities	5,305,334	1,323,241	518,879		7,147,454

Contingent purchase price – long term			150,000	(4)	150,000
Capital lease payable - long term	-	33,014			33,014

Total liabilities	5,305,334	1,356,255	668,879		7,330,468

Stockholders' deficiency
Preferred stock, $0.0001 par value, 10,000,000 shares
authorized, no shares issued or outstanding as of
March 31, 2012	-	-			-
Common stock	587	1,000	(1,000)	(7)	587
Additional paid-in capital	3,816,197	-			3,816,197
Common stock subscribed	61,034	-			61,034
Treasure stock, 304 shares as of March 31, 2012	(99)	-			(99)
Accumulated deficit	(7,812,237)	(430,949)	430,949	(8)	(7,812,237)
Total stockholders' deficiency	(3,934,518)	(429,949)	429,949		(3,934,518)

Total liabilities and stockholders' deficiency	$1,370,816	$926,306	$1,098,828		$3,395,950

See accompanying notes to the pro forma condensed combined financial statements.

Innovative Food Holdings, Inc
Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2012

	Innovative Food Holdings, Inc. and Subsidiaries	Artisan Foods, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$3,285,307	$1,599,396	$(548,983)	(9)	$4,335,720

Cost of goods sold	2,611,982	1,002,493	(548,983)	(9)	3,065,492
Gross Profit	673,325	596,903	-		1,270,228

Selling, General and administrative expenses	659,637	289,887	41,027	(10)	990,551
Total operating expenses	659,637	289,887	41,027		990,551

Operating profit (loss)	13,688	307,016	(41,027)		279,677

Other (income) expense:
Interest expense	46,069	7,685	12,026	(11)	65,780
Loss from change in fair value of warrant liability	193,821	-	135,404	(12)	329,225
Loss from change in fair value of conversion option liability	378,435	-	109,854	(13)	488,289
Total other expense	618,325	7,685	(257,284)		883,294

Income (Loss) before income taxes	(604,637)	299,331	(298,311)		(603,617)

Income tax expense	-	2,500	-		2,500

Net income (loss)	$(604,637)	$296,831	$(298,311)		$(606,117)

Net income (loss) per share - basic	$(0.11)	$296.83			$(0.11)

Net income (loss) per share - diluted	$(0.11)	$296.83			$(0.11)

Weighted average shares outstanding - basic	5,673,844	1,000	(1,000)	(14)	5,673,844

Weighted average shares outstanding - diluted	5,673,844	1,000	(1,000)	(14)	5,673,844

See accompanying notes to the pro forma condensed combined financial statements.

Innovative Food Holdings, Inc
Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2011

	Innovative Food Holdings, Inc. and Subsidiaries	Artisan Foods, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$11,552,813	$5,678,211	$(2,011,817)	(9)	$15,219,207

Cost of goods sold	8,874,000	3,918,259	(2,011,817)	(9)	10,780,442
Gross Profit	2,678,813	1,759,952	-		4,438,765

Selling, General and administrative expenses	2,007,367	1,492,359	164,106	(10)	3,663,832
Total operating expenses	2,007,367	1,492,359	164,106		3,663,832

Operating profit (loss)	671,446	267,593	(164,106)		774,933

Other (income) expense:
Interest expense	561,972	24,592	63,309	(11)	649,873
(Gain) on extinguishment of debt	(165,326)	-			(165,326)
Loss on settlement	63,000	-			63,000
(Gain) from change in fair value of warrant liability	(682,350)	-	(150,624)	(12)	(832,974)
(Gain) from change in fair value of conversion option liability	(595,967)	-	(132,266)	(13)	(728,233)
Total other (income) expense	(818,671)	24,592	(219,581)		(1,013,660)

Income before income taxes	1,490,117	243,001	55,475		1,788,593

Income tax expense	-	2,000			2,000

Net income	$1,490,117	$241,001	$55,475		$1,786,593

Net income per share - basic	$0.34	$241.00			$0.41

Net income per share - diluted	$0.10	$241.00			$0.12

Weighted average shares outstanding - basic	4,382,459	1,000	(1,000)	(14)	4,382,459

Weighted average shares outstanding - diluted	14,602,154	1,000	446,857	(15)	15,050,011

See accompanying notes to the pro forma condensed combined financial statements.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Purchase Price

The pro forma condensed combined balance sheet as of March 31, 2012 reflects the following allocation of the total purchase price to Artisan’s net tangible, with the residual allocated to intangible assets:

Closing cash payment	$1,200,000
Contingent purchase price	300,000
Total purchase price	$1,500,000

Tangible assets acquired	$926,306
Liabilities assumed	645,134	(*)
Net tangible assets	281,172
Trade name	60,900
Non-compete agreement	50,000
Customer relationships	914,100
Goodwill	193,828
Total purchase price	$1,500,000

(*) excluding the Line of Credit paid off with closing cash payment

2. Pro Forma Adjustments

The pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Innovative and Artisan’s and certain adjustments which Innovative believes are reasonable to give effect to the Artisan acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, Innovative  believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Artisan acquisition.

Innovative believes there are no adjustments, in any material respects, that need to be made to present the Artisan financial information in accordance with U.S. GAAP, or to align Artisan’s historical accounting policies with Innovative’s accounting policies.

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

(1)
To record the net decrease in cash of $120,000 related to the acquisition including (a) $1,080,000 received from the Notes Payable, (b) $781,121 used to pay off the Line of Credit and (c) $488,879 distributed to the prior Shareholder of Artisan (“Seller”).

(2)	To record the fair value of the intangible assets acquired in the acquisition.
(3)
To record the acquisition note payable in the total principal amount of $1,200,000, less original issue discount of $120,000 and discount attributable to the beneficial conversion feature of the note in the amount of $836,441.

(4)	To record a contingent liability due to the seller of Artisan.
(5)	To record the fair value of warrants issued with the acquisition note payable.
(6)	To record the fair value of the conversion option liability of the acquisition note payable.
(7)	To eliminate the value of Artisan common stock outstanding.
(8)	To eliminate Artisan’s retained earnings at the time of the acquisition.
(9)	To eliminate intercompany sales.
(10)	To record amortization of intangible assets acquired.
(11)
To record interest on acquisition note payable, amortization of original issue discount on acquisition note payable, amortization of discounts on acquisition note payable due to conversion options and warrants and eliminate interest on letter of credit (principal paid pursuant to the Acquisition)

(12)	To record (gain) loss on the change in fair value of the warrants issued with the acquisition note payable.
(13)	To record (gain) loss on the change in fair value of the conversion option on the acquisition note payable.
(14)	To eliminate Artisan shares outstanding.
(15)	To record the dilutive effect of the warrants issued with the acquisition note payable.
(16)	To eliminate the Line of Credit which was not an assumed liability and was paid off from the Closing Cash Payment.